UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779	06-1515824

(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

          On September 12, 2012, TheStreet, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) reporting, among other things, the Company’s purchase of all of the equity interests of The Deal, L.L.C., a Delaware limited liability company (“The Deal”) pursuant to an Equity Interest Purchase Agreement, dated as of September 11, 2012, by and between the Company and WPPN, L.P. (the “Acquisition”). This amendment is being filed to amend and supplement Item 9.01 of the Original 8-K to include certain historical financial statements of The Deal and certain unaudited pro forma financial information in connection with the Acquisition, which financial statements and unaudited pro forma financial information are filed as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired

          The audited financial statements of The Deal as of and for the years ended December 31, 2011 and 2010 are filed hereto as Exhibit 99.1 and are incorporated by reference herein.

          (b) Pro Forma Financial Information

          The unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2012 and for the year ended December 31, 2011, giving effect to the Acquisition, are filed hereto as Exhibit 99.2 and are incorporated by reference herein.

          (c) Exhibits

Exhibit No.	Description

23.1	Consent of McGladrey LLP, Independent Auditor of The Deal, LLC

99.1	Audited financial statements of The Deal, LLC as of, and for the years ended December 31, 2011 and 2010

99.2

Unaudited pro forma financial condensed combined financial statements of TheStreet, Inc. for the nine months ended September 30, 2012, and for the year ended December 31, 2011, giving effect to the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet, Inc.

By:	/s/Elisabeth DeMarse

Elisabeth DeMarse
Chair, President and CEO

Date: November 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of McGladrey LLP, Independent Auditor of The Deal, LLC

99.1	Audited financial statements of The Deal, LLC as of, and for the years ended December 31, 2011 and 2010

99.2

Unaudited pro forma financial condensed combined financial statements of TheStreet, Inc. for the nine months ended September 30, 2012, and for the year ended December 31, 2011, giving effect to the Acquisition.